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                                                                   EXHIBIT 21.1

                   SUBSIDIARIES OF DETROIT DIESEL CORPORATION
                                (AS OF 12/31/97)


                                                               JURISDICTION OF
                                                                INCORPORATION/
SUBSIDIARY NAME                                                   FORMATION

Outer Drive Holdings, Inc.                                         Delaware
       BYC Acquisition Corp.                                       Delaware
       Florida Detroit Diesel-Allison, Inc.                        Delaware
       Hawaii Detroit Diesel-Allison, Inc.                         Delaware
       Outer Drive Holdings-North, Inc.                            Delaware
DAVCO-DDC, Inc.                                                    Delaware
Detroit Diesel Realty, Inc.                                        Michigan
Detroit Diesel Credit Corporation                                  Delaware
DDR-Holdings Corporation                                           Delaware
       Detroit Diesel Remanufacturing Corporation                  Delaware
               Detroit Diesel Remanufacturing-Central, Inc.        Delaware
               Detroit Diesel Remanufacturing-East, Inc.           Delaware
               Detroit Diesel Remanufacturing-West, Inc.           Delaware
Detroit Diesel Export Corporation                                  Barbados
Detroit Diesel of Canada, Ltd.                                     Delaware
VM Holdings, Inc.                                                  Delaware
       VM Motori, S.p.A.                                           Italy
       Detroit Diesel Motores do Brasil, Ltda.                     Brazil
Detroit Diesel Overseas Distribution Corporation                   Delaware
Detroit Diesel (Suisse) AG SA                                      Switzerland
Detroit Diesel Overseas Corporation                                Delaware
        Mexico Detroit Diesel Allison Corporation                  Texas
        Detroit Diesel-Allison de Mexico, S.A. de C.V.             Mexico
        Detroit Diesel Distribution Center, B.V.                   The Netherlands
        Detroit Diesel Asia Pte. Ltd.                              Singapore


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